EXHIBIT 99.1

                                                            IMPATH
                                                  The Cancer Infromation Company

IMPAC

FOR IMMEDIATE RELEASE
For more information, please contact:

Joseph K. Jachinowski
President and Chief Executive Officer
IMPAC Medical Systems
(650) 623-8800
ir@impac.com

Iris D. Daniels
Investor Relations
IMPATH Inc.
(212) 698-0300
idaniels@impath.com


                   IMPAC MEDICAL SYSTEMS COMPLETES ACQUISITION
                       OF IMPATH'S POWERPATH(R) PATHOLOGY
                   AND CANCER REGISTRY INFORMATION BUSINESSES
      Transaction Expands IMPAC's Presence in the Cancer Information Market

MOUNTAIN VIEW, CA, DEC. 23, 2003 - IMPAC Medical Systems, Inc. (NASDAQ:IMPC) and IMPATH Inc. (OTC:IMPHQ.PK) announced today that IMPAC has completed the acquisition of substantially all of the assets and certain liabilities of Tamtron Corporation and Medical Registry Services, Inc., IMPATH's PowerPath(R) pathology information management and cancer registry information system businesses, pursuant to an asset purchase agreement entered into by the parties on November 24, 2003. The transaction is valued at approximately $22 million in cash and the assumption of certain liabilities.

IMPATH, Tamtron Corporation and Medical Registry Services, Inc. are operating as debtors-in-possession under the Bankruptcy Code, after having commenced a chapter 11 case on September 28, 2003 in the U.S. Bankruptcy Court for the Southern District of New York. Prior to the closing of this transaction, IMPATH entertained inquiries from a number of parties and conducted an auction under
Section 363 of the United States Bankruptcy Code.

Asante Partners LLC acted as financial advisor, and Weil, Gotshal & Manges LLP acted as legal advisor, to IMPATH with respect to the sale of Tamtron Corporation and Medical Registry Services. Orrick, Herrington & Sutcliffe LLP acted as legal advisor to IMPAC.

ABOUT IMPAC MEDICAL SYSTEMS INC.
--------------------------------

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,600 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems' products and services, please call 650-623-8800 or visit www.impac.com.

ABOUT IMPATH INC.
-----------------

IMPATH is in the business of improving outcomes for cancer patients. The Company is a leading source of cancer information and analyses with a database of over 1 million patient profiles and outcomes data on more than 2.3 million individuals. IMPATH Physician Services uses sophisticated technologies to provide patient-specific cancer diagnostic and prognostic information to more than 8,700 pathologists and oncologists in over 2,100 hospitals and 630 oncology practices. Utilizing its comprehensive resources, IMPATH Predictive Oncology serves genomics, biotechnology and pharmaceutical companies involved in developing new therapeutics targeted to specific, biological characteristics of cancer. IMPATH Information Services provides software products, including PowerPath(R) and the IMPATH Cancer RegistryTM for the collection and management of diagnostic data and outcomes information. The Company's software products are currently being utilized in nearly 1,000 hospitals, academic centers and independent laboratories across the country.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding each company's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the proposed acquisition, each company's business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to each company as of the date hereof, and neither company assumes any obligation to update any such forward looking statement. Actual results could differ materially from current expectations as a result of known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include IMPAC's ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in reports filed by each company from time to time with the Securities and Exchange Commission.

In addition to the foregoing, additional factors could include the outcome of IMPATH's chapter 11 case, including any restructuring or reorganization efforts, risks inherent in IMPATH's chapter 11 process, results of the current investigation into accounting irregularities and discrepancies at IMPATH and the outcome of any legal proceeding or any SEC investigation relating to IMPATH